UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):        December 23, 2004




                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-9318                  13-2670991
(State or other jurisdiction    (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)


One Franklin Parkway, San Mateo, California                             94403
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000

                                 Not Applicable
                 ----------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2004, after the fiscal year 2004, the Compensation Committee of the Board of Directors approved the grant of restricted stock awards under the 2002 Stock Plan to Mr. Flanagan and Mr. G. Johnson, the Company's Presidents and Co-Chief Executive Officers. The following were the numbers of shares and value of the restricted stock awards that were granted to Mr. Flanagan: 15,625 shares, ($1,000,000) and Mr. G. Johnson: 15,625 shares, ($1,000,000). The restricted stock awards vest upon the achievement of certain increases in pre-tax operating income for a fiscal year of the Corporation. Pre-tax operating income is defined as total operating revenue less total operating expenses determined on a consolidated basis and is reported in the Corporation's annual financial statements as operating income. One-third of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 15% greater than pre-tax operating income for the 2004 fiscal year. Two-thirds of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 32.25% greater than pre-tax operating income for the 2004 fiscal year. All of the shares of restricted stock shall vest if pre-tax operating income for the 2005, 2006 or 2007 fiscal year is at least 52.09% greater than pre-tax operating income for the 2004 fiscal year. After the conclusion of the 2007 fiscal year, any shares of restricted stock that do not vest based upon the achievement of the foregoing performance goals related to increases in pre-tax operating income shall be forfeited back to the Corporation. These awards differ in structure from those granted to other top contributing employees and officers of the Company, in that specific installments of restricted stock are subject to company-related performance metrics in order to be vested over a three-year period. Should those performance metrics not be achieved, the awards will be forfeited either in whole or in part at the end of the performance-vesting period. The Compensation Committee intended that the design and structure of the Co-Chief Executive Officer performance share awards be aligned wholly and clearly with the Company's performance, and therefore, the stockholders' interests.

On December 23, 2004, the Compensation Committee of the Board of Directors established maximum individual target awards of $5,000,000 for the 2005 fiscal year for each of Mr. Flanagan and Mr. G. Johnson under the Company's 2004 Key Executive Incentive Compensation Plan. If the Company's operating profit margin is at least 26.35% for the 2005 fiscal year, then each participant will receive $1,500,000 of the aggregate maximum individual target awards. If such operating profit margin is less than 26.35%, then each participant will forfeit any right to receive this $1,500,000 portion of the target awards. If the average percentage growth of earnings per share and pre-tax operating income for the 2005 fiscal year is 25% or greater, then each participant will receive $3,500,000 of the aggregate maximum individual target awards. If such percentage is 20% to 24%, then the award will be $2,800,000; if the percentage is 15% to 19%, then the award will be $2,100,000; if the percentage is 10% to 14%, then the award will be $1,400,000; and if the percentage is 5% to 9%, then the award will be $700,000. If such percentage is less than 5%, then each participant will forfeit any right to receive this $3,500,000 portion of the maximum target award. Notwithstanding these potential target awards, the actual awards payable to either or both of Mr. Flanagan and Mr. G. Johnson are subject to the Compensation Committee's authority to reduce the award otherwise payable to the participant. The awards are payable in cash or Company stock at the discretion of the Compensation Committee.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.


Date: December 30, 2004             /s/ Barbara J. Green
                                    --------------------
                                    Barbara J. Green
                                    Vice President, Deputy General Counsel
                                    and Secretary